UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2005, H.J. Heinz Company (collectively with its affiliates, “Heinz”), through its affiliate HJH One, L.L.C. (“HJH”), gave notice to The Hain Celestial Group, Inc. (the “Company”) of its election to register all 6,090,351 shares of common stock of the Company owned by HJH, pursuant to the Registration Rights Agreement between the Company and HJH, successor-in-interest to Boulder Inc., dated September 24, 1999. On December 2, 2005, the Company filed a shelf registration statement to register such shares, and agreed to make certain Company executives available to participate in “road show” presentations in the event of a proposed underwritten offering of such shares. HJH has agreed to reimburse the Company for up to $750,000 of registration expenses associated with offerings under this registration statement.

In September 1999 the Company entered into an agreement with Heinz relating to the global production and marketing of natural and organic foods and soy-based beverages. Heinz acquired an aggregate of 3,507,577 shares of the Company’s common stock as part of this transaction and in a separate transaction, in which the Company purchased the Earth’s Best trademarks from Heinz, which was announced in September 1999. When the Company merged with Celestial Seasonings in June 2000, Heinz purchased an additional 2,582,774 shares of common stock, pursuant to Heinz’s rights under the investor’s agreement described below.

The Company entered into an investor’s agreement and a registration rights agreement with Heinz in connection with Heinz’s September 1999 investment.

The investor’s agreement provides for the appointment to the Company’s Board of Directors of one member nominated by Heinz and one member jointly nominated by Heinz and the Company; this right will terminate if at any time Heinz holds less than 50% of the shares of the Company’s common stock that it acquired in September 1999. These nominees are currently Mitchell A. Ring and D. Edward I. Smyth, respectively, who are executives of Heinz. In addition, the investor’s agreement requires Heinz to vote its shares in favor of nominees for directors recommended by the Company for election in proxy solicitation materials disseminated by the Company.

Pursuant to the registration rights agreement, the Company agreed to file a registration statement under the Securities Act with respect to a resale of the shares owned by Heinz and to use its best efforts to cause the registration statement to become effective. The Company filed a registration statement on December 2, 2005, pursuant to Heinz’s request under the registration rights agreement. The Company and Heinz have each agreed to indemnify the other for certain liabilities, including liabilities under the Securities Act, and will contribute to payments that the other may be required to make in respect of those liabilities.

In May 2004, the Company acquired the assets of the Company’s Rosetto and Ethnic Gourmet businesses from Heinz for approximately $24 million (subject to adjustment) and the assumption of certain liabilities.

In fiscal 2005 the Company paid Heinz approximately $2,292,437 in purchases, royalties and profit sharing fees, and Heinz paid the Company approximately $2,419,894 in purchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2005

THE HAIN CELESTIAL GROUP, INC. (Registrant) By: /s/ Irwin D. Simon Name: Irwin D. Simon Title: Chairman of the Board, President and Chief Executive Officer